UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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CAMERON INTERNATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sheldon R. Erikson Chairman of the Board and Chief Executive Officer

To the Stockholders of Cameron International Corporation:

You are cordially invited to attend a Special Meeting of Stockholders of Cameron International Corporation to be held on Friday, December 7, 2007, at the Company’s corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, commencing at 9:00 a.m., local time.

The purpose of the Special Meeting is to vote on a proposal to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 400,000,000 to allow for a 2-for-1 stock split that has been approved by the Company’s Board of Directors.  You will find more information regarding this matter to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement, which are included on the following pages of this booklet.

We know that most of our stockholders will not be attending the Special Meeting in person.  As a result, the Board of Directors of our Company is soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please vote your shares by Internet, telephone or mail as soon as possible so that your shares will be voted at the meeting.  Instructions on how to vote can be found in the accompanying Proxy Statement.

Thank you for your continued support and interest in Cameron.

Very truly yours,

Sheldon R. Erikson

CAMERON INTERNATIONAL CORPORATION 1333 West Loop South, Suite 1700 Houston, Texas 77027

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time	9:00 a.m., local time, on December 7, 2007
Place	1333 West Loop South, Suite 1700, Houston, Texas 77027
Sole Item of Business	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 400,000,000.
Record Date	November 1, 2007
Proxy Voting	Stockholders of record may appoint proxies and vote their shares in one of three ways:
• using the Internet pursuant to the instructions on the enclosed proxy card,
• calling the toll-free number on the enclosed proxy card, or
• signing, dating and mailing the enclosed proxy card in the envelope provided.
Stockholders whose shares are held by a bank, broker or other agent may appoint proxies and vote as provided by that bank, broker or other agent. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Special Meeting.

By Order of the Board of Directors,

William C. Lemmer
Senior Vice President, General Counsel and Secretary

CAMERON INTERNATIONAL CORPORATION

PROXY STATEMENT

for the

SPECIAL MEETING OF STOCKHOLDERS

To Be Held December 7, 2007

This Proxy Statement and the accompanying proxy/voting instruction card (“proxy card”) are being furnished to stockholders of record of Cameron International Corporation (“the Company”) by the Company’s Board of Directors (“Board”) in connection with its solicitation of proxies to be used at the Special Meeting of Stockholders, scheduled to be held on December 7, 2007, or any postponements or adjournments thereof (“Special Meeting” or “Meeting”).  The Special Meeting will be held at the Company’s corporate headquarters, 1333 West Loop South, Houston, Texas 77027, commencing at 9:00 a.m., local time.  This Proxy Statement and the accompanying proxy card contain information related to the Special Meeting and were mailed to stockholders beginning November 6, 2007.

GENERAL INFORMATION FOR STOCKHOLDERS

Why am I receiving these materials?

This Proxy Statement has been sent to you, along with the accompanying proxy card, because the Board is soliciting your proxy to vote your shares at the Company’s upcoming Special Meeting.

What is the purpose of the Special Meeting?

At the Meeting, stockholders will act upon the item outlined in the Notice of Meeting on the cover page of this Proxy Statement, namely an Amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.01 per share (“Common Stock”).

Who is entitled to vote at the Meeting?

Owners of shares of Common Stock of the Company at the close of business on November 1, 2007, the Record Date, are entitled to vote and participate in the Special Meeting.

Participants in the Company’s Retirement Savings Plan and the Company-sponsored Individual Account Retirement Plans (collectively, “Retirement Plans”) may give voting instructions with respect to the Common Stock credited to their accounts in the Retirement Plans to the trustees of the Retirement Plans who have the actual voting power over the Common Stock in the Retirement Plans.

What are the voting rights of holders of Common Stock?

Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Meeting.

How does the Board recommend shares be voted?

Please see the information included in this Proxy Statement relating to the proposal to be voted on. The Board recommends that you vote “FOR” the amendment to the Company’s Certificate of Incorporation.

How can shares be voted?

Shares of Common Stock can be voted in person at the Meeting or can be voted by proxy, and voting instructions can be given to the Retirement Plans’ trustees in one of three ways, the instructions for which are on the proxy card:

•	by Internet

•	by telephone

•	by signing, dating and returning the proxy card.

How will votes be counted?

Votes will be counted as directed, except when a signed proxy card is returned with no choice indicated, the shares will be voted as recommended by the Board, unless the shares are held in one of the Retirement Plans, in which case they will be voted in the same proportion as the other shares in the Retirement Plans have been voted.

What is an abstention and broker non-vote?

If you do not desire to vote on the proposal, you may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for the purpose of establishing a quorum for the Meeting. The effect of an abstention is discussed further in the next question and answer.

A “broker non-vote” occurs when you hold your shares in “street name” through a bank, broker or other agent and the agent submits a proxy that does not indicate a vote for a proposal because it does not have discretionary voting under the rules of the New York Stock Exchange and has not received instructions as to how to vote on the proposal.  If you do not give your broker, bank or other agent specific instructions, your shares may not be voted on the proposal.  Since there is only one proposal, the Company does not believe that there will be any “broker non-votes,” but Shares represented by “broker non-votes,” if any, will be counted in determining whether a quorum is present.

What vote is required for approval and what is the effect of abstentions and broker non-votes?

Provided a quorum is present, the affirmative vote of a majority of the outstanding shares of Common Stock as of the record date is required to approve the proposal to amend the Company’s Certificate of Incorporation.  Abstentions, “broker non-votes,” if any, and shares not voted will have the same effect as a vote against the proposal.  No rights of appraisal or similar rights of dissenters exist with respect to this matter.

What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting the Meeting to conduct its business. As of the Record Date, [____________] shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of Common Stock representing at least [___________] votes will be required to establish a quorum.

What shares will be considered “present” at the Meeting?

The shares voted in person at the Meeting and shares for which properly signed proxy cards have been returned or which were properly voted by Internet or telephone will be counted as “present” for purposes of establishing a quorum. Proxies received but marked as abstentions and those containing “broker non-votes” will be included in the calculation of the number of shares considered to be present at the Meeting.

How can a proxy be revoked?

A proxy can be revoked at any time prior to a vote at the Meeting by:

•	filing with the Secretary of the Company at the Company’s corporate headquarters, 1333 West Loop South, Houston, Texas 77027, written notice of revocation,

•	signing and returning a later-dated proxy; or

•	voting in person at the Special Meeting.

In addition, if you granted you proxy by telephone or over the Internet, you may revoke such grant by resubmitting your proxy by telephone or over the Internet at anytime prior to 1:00 a.m., central time, on December 7, 2007.

Who will count the votes?

The Company has hired a third party, Computershare Trust Company, N.A., to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Meeting.

Where can I find the results of the voting?

The voting results will be announced at the Meeting and will be published in a Form 8-K filed with the U.S. Securities and Exchange Commission.  The Company will also issue a press release announcing the Meeting’s voting results.

How can I communicate with the Board?

You can communicate with our Board or any individual director by sending a letter addressed to the Board or the director, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas  77027.

When and where will a list of stockholders be available?

A list of stockholders of record will be available for examination during ordinary business hours at the Company’s corporate headquarters, located at 1333 West Loop South, Suite 1700, Houston, Texas 77027, for a period of ten days prior to the Meeting.  Such list will also be available for examination during the Meeting.

PROPOSAL

Amendment to the Company’s Certificate of Incorporation – Proposal Number 1 on the Proxy Card

The Company’s Certificate of Incorporation currently authorizes the issuance of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $0.01 par value (“Preferred Stock”), of which 3,000,000 shares have been designated Series B Junior Participating Preferred Stock (“Series B Preferred Stock”).  As of the Record Date, [_____________] shares of Common Stock were outstanding and no shares of Preferred Stock are outstanding. In addition, as of the Record Date, the Company had [_________] shares of Common Stock subject to outstanding stock options, [__________] shares of Common Stock reserved for issuance upon the conversion of the Company’s 1.50% convertible debentures and 2.50% convertible debentures, and [________] shares of Common Stock reserved for issuance pursuant to future grants under the Company’s employee stock plans. Therefore, the Company’s total Common Stock share requirement as of the Record Date was approximately [___________] shares (the “Share Requirement”).

Description of Proposed Amendment

On October 1, 2007, the Company’s Board approved a 2-for-1 stock split.  In order to have sufficient shares to effectuate the split, an amendment to Article FOURTH of the Certificate of Incorporation (the “Amendment”) was also approved by the Board, subject to stockholder approval, to increase the number of shares of Common

Stock authorized for issuance under the Certificate of Incorporation by 250,000,000 shares to a total of 400,000,000 shares.  The full text of the proposed Amendment is set out in Appendix A to this Proxy Statement.

The stockholders are being asked to approve this Amendment.  If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware.  The authorized but unissued shares of Common Stock will be available to effectuate the stock split, with the remaining balance available for issuance from time to time for such purposes and for such consideration as the Board may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval.  The additional shares of authorized Common Stock, when issued, will have the same rights and privileges as the shares of Common Stock currently issued and outstanding.  If the proposal is not approved by the stockholders, no Amendment will be filed, the proposal will not be implemented and the 2-for-1 stock split will not be made.

The Board reserves the right, pursuant to and in compliance with any applicable provisions of Delaware law, to cancel the proposed stock split or both the proposed stock split and the proposed Amendment, in each case at any time prior to the Meeting.

The Board recommends that stockholders vote “FOR” the proposed amendment to the Company’s Certificate of Incorporation.

Purposes and Effects of the Proposed Amendment

The primary purpose of the Amendment is to provide a sufficient number of shares of Common Stock to effect the 2-for-1 stock split in the form of a stock dividend approved by the Board on October 1, 2007, pursuant to which each stockholder of record on the record date for the stock dividend, which is currently expected to be December 17, 2007, would be entitled to receive one additional share of Common Stock for each share of Common Stock held on the record date for the stock dividend.  The stock split is subject to the approval of the Amendment.  In addition, pursuant to the Company’s Rights Agreement entered into as of October 1, 2007 with Computershare Trust Company, N.A. (the “Rights Agreement”), one preferred share purchase right to purchase a fraction of a share of the Company’s Series B Preferred Stock (a “Right”) is deemed to be delivered with each share of Common Stock issued in the stock split. The fraction of a share of Series B Preferred Stock purchasable upon the proper exercise of a Right will be adjusted in the event the proposed stock split is effected, as described below under the heading “Rights Agreement.”

Currently, the Company’s Certificate of Incorporation authorizes 150,000,000 shares of Common Stock and the Company’s Share Requirement is [____________]. Accordingly, the Company does not have an adequate number of authorized shares of Common Stock to enable the completion of the stock split. The Board therefore approved the Amendment, subject to stockholder approval, to increase the number of shares of Common Stock authorized under the Certificate of Incorporation from 150,000,000 to 400,000,000.

In addition, the Board believes that it is in the Company’s best interest to increase the number of authorized shares of Common Stock beyond the number necessary to effect the stock split in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense or delay of a special meeting of stockholders to approve additional authorized shares at that time. Such business needs may include equity financings, acquisitions, future stock dividends or splits, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by the Board in the future. Any future issuance of Common Stock of the Company would remain subject to separate stockholder approval if required by Delaware law or the rules of any national securities exchange on which shares of Common Stock of the Company are then listed or traded.

If the proposal is approved by the stockholders, upon the effective date of the Amendment and after the 2-for-1 stock split, the Company would have approximately [__________] shares of Common Stock authorized and available for future issuance. If the proposal is not approved by the stockholders, the number of authorized shares of Common Stock of the Company will remain at 150,000,000, the 2-for-1 stock split will not be effected and the Company would have approximately [__________] shares of Common Stock which remain authorized and available for future issuance, which includes the [__________] shares of Common Stock reserved for issuance upon the conversion of the Company’s 1.50% convertible debentures and 2.50% convertible debentures and the [__________] shares reserved under the Company’s employee stock plans.

Other than as permitted or required under the Company’s existing employee stock plans, the Company’s 1.50% convertible debentures and 2.50% convertible debentures, and outstanding options, the Board has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

The Board believes that the proposed increase in the number of authorized shares of Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company may, nonetheless, request a further increase in authorized shares as and when considered appropriate by the Board.

Rights Agreement

On October 1, 2007, the Company entered into the Rights Agreement to replace the Company’s prior Rights Agreement which expired on October 31, 2007.  As a result, the Company issued one Right for each outstanding share of Common Stock.  One Right will be issued for each additional share of Common Stock that the Company issues, including shares issued as part of the 2-for-1 stock split.  The Rights become exercisable if, without the approval of the Board, a person or group acquires 20% or more of the Company’s outstanding Common Stock or commences or announces a tender or exchange offer which would result in such ownership.  Each Right that becomes exercisable entitles the registered holder to purchase one one-hundredths of a share of the Company’s Series B Preferred Stock at a purchase price of $400.00 per such one one-hundredth of a share, subject to adjustment.  If the Amendment is approved and the proposed 2-for-1 stock split is effected, in accordance with the terms of the Rights Agreement, the fraction of a share of the Company’s Series B Preferred Stock purchasable upon exercise of each Right will be adjusted so that each Right will entitle the registered holder to purchase one two-hundredth of a share of Series B Preferred Stock upon the proper exercise of a Right.

Both before and after the proposed 2-for-1 stock split, under certain circumstances, and subject to adjustment as set forth in the Rights Agreement, each Right, whether it entitled the holder to one one-hundredth of a share of Series B Preferred Stock or one two-hundredth of such share, would entitle the holder to purchase Common Stock having a value equal to two times the purchase price of the Right.  For example, before the stock split at a purchase price of $400.00 per Right, each Right would entitle the holder to purchase $800.00 worth of Common Stock for $400.00, all determined pursuant to a formula set forth in the Rights Agreement.  Therefore, if the Rights were ever to become exercisable and either, (i) the Company were to be acquired through a merger or other business combination transaction in which the Company is not the surviving corporation, or in which the Company is the surviving corporation, but its Common Stock is changed or exchanged or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each Right would permit the holder to purchase common stock of the acquiring company having a market value of twice the purchase price.

The Rights expire on October 31, 2017, unless earlier redeemed or exchanged by the Company. The purchase price payable and the shares of preferred stock issuable upon exercise of the Rights are subject to adjustment as described in the Rights Agreement. In addition, the Company’s Board retains the authority to redeem, at $0.01 per Right (subject to adjustment), the Rights at any time until the close of business on the tenth business day following the acquisition by a person or group of 20% or more of the outstanding Common Stock.

Notwithstanding anything in the foregoing description to the contrary, Rights beneficially owned by an Acquiring Person (as defined in the Rights Agreement) will not be exercisable and will be null and void.

Other Potential Effects of the Proposed Amendment

If the stockholders approve the proposed Amendment, there will be [_______] shares authorized by the Amendment but unused for the stock split and not reserved for the Company’s convertible debt or equity plans, as discussed above.  The Board may cause the issuance of these additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed or traded. Under the Company’s Certificate of Incorporation, the Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company’s Common Stock. In addition, if the Board elects to issue these additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

In addition to the corporate purposes discussed above, the proposed Amendment may be considered by some, under certain circumstances, to have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be sold and issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. The Amendment therefore could, under these circumstances, be considered to have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may be considered by some to have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board, however, is not aware of any attempt to take control of the Company and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

There are other provisions currently in the Company’s Certificate of Incorporation, Amended and Restated Bylaws (“Bylaws”), Rights Agreement and Delaware law which could have an anti-takeover effect.  A summary of certain of these provisions is set forth below.  These provisions, as well as the authority of the Board to issue additional shares of Common Stock and accelerate the exercisability of the rights under the Company’s Rights Agreement could be used by the Board in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Company.

The Company is authorized to issue 10,000,000 shares of Preferred Stock, of which 3,000,000 shares have been designated as Series B Preferred Stock which are purchasable pursuant to preferred share purchase rights issued pursuant to the Company’s Rights Agreement summarized above under the heading “Rights Agreement”. The Board, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange on which the Company’s securities may be listed or traded) has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of such series.  Although the Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.  In addition, under the Company’s Certificate of Incorporation, certain business combinations require a supermajority vote of the stockholders of the Company, the Company’s stockholders cannot act by written consent or call a meeting of stockholders, and the Company has a staggered Board of Directors, each of which could have a deterrent effect against a takeover of the Company.

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or was, within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, an owner of 15% or more of a corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of the Company or reducing the price that certain investors might be willing to pay in the future for shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of October 5, 2007, unless otherwise noted, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission) by (i) each current director, (ii) the Company’s principal executive officer, principal financial officer and the next three most highly compensated executive officers during the fiscal year ended December 31, 2006 (who are not also directors), and (iii) all directors and all executive officers as a group.  Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by the stockholder.

Directors	Number of Shares of Common Stock Owned		Number of Shares That May Be Acquired By Options Exercisable Within 60 Days (1)	Percent of Class
Nathan M. Avery	12,000		0	*
C. Baker Cunningham	39,092		12,000	*
Peter J. Fluor	12,000		12,000	*
Sheldon R. Erickson	1,447,453	(2)	325,000	1.6
Michael E. Patrick	18,400		24,000	*
David Ross III	36,000		0	*
Bruce W. Wilkinson	29,000		24,000	*
Named Executive Officers (other than those listed above)
Franklin Myers	72,100		75,000	*
Jack B. Moore	59,364	(2)	95,000	*
John Carne	25,508	(2)	126,432	*
William C. Lemmer	33,794	(2)	64,999	*
All directors and executive officers as a group (16 persons including those named above)	1,848,465		910,478	2.5

*	Indicates ownership of less than one percent of Common Stock outstanding.

(1)	As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after October 5, 2007.

(2)	Includes shares held in the Company’s Retirement Savings Plan as of October 5, 2007.

OTHER BUSINESS

No other business will come before the Meeting.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of October 5, 2007.  Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by the stockholder.

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Common Stock
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	7,843,816	7.0
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	6,927,186	6.23

(1)         According to a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”) as of December 31, 2006, Price Associates had sole voting power over 1,635,150 shares of Common Stock and sole dispositive power over 7,843,816 shares of Common Stock. These securities are owned by various individual and institutional investors. Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)         According to a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) by FMR Corp., as of December 31, 2006, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,784,586 shares or 6.102% of Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 6,784,586 shares owned by the Funds, but neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 99,100 shares or 0.089% of Common Stock. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 43,500 shares or 0.039% of the outstanding Common Stock, as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over 43,500 shares and sole power to vote or to direct the voting of 43,500 shares of Common Stock owned by the institutional account(s).

Stockholder Proposals for the 2008 Annual Meeting

In order for a stockholder to be eligible to submit a proposal or nomination to the 2008 Annual Meeting, the stockholder must be a stockholder of record both when submitting the proposal or nomination and on the record date.

If a stockholder wishes to submit a proposal for possible inclusion in the Company’s 2008 proxy material, the notice must be in proper form and received at the Company’s corporate headquarters on or before November 26, 2007.  If a stockholder wishes to submit a proposal at the 2008 annual meeting (but not seek inclusion of the proposal in the Company’s proxy material), the notice must be in proper form and received at the Company’s corporate headquarters between February 8 and March 10, 2008.

To be in proper written form, a stockholder’s notice of a proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

SOLICITATION OF PROXIES

The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company.  The Company will reimburse banks, brokers or other agents for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders.  The Company has also engaged Georgeson Inc. to provide proxy solicitation services for the special meeting for a fee of approximately $8,000, plus out-of-pocket expenses.  The cost of soliciting proxies and related services will be borne by the Company.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (“street-name stockholders”) and share a single address, only one proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at 713-513-3300. Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Automatic Data Processing, Inc., either by calling toll free at 1-800-542-1061 or by writing to ADP, Householding Department, at the return address noted on your voter instruction card. If you revoke your consent you will be removed from the “householding” program within 30 days of ADP’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors,

William C Lemmer
Senior Vice President, General Counsel and Secretary

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CAMERON INTERNATIONAL CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Cameron International Corporation, a Delaware corporation, does hereby certify as follows:

FIRST:  That at a meeting of the Board of Directors of Cameron International Corporation resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

FURTHER RESOLVED, that the Board of Directors hereby in all respects approves and declares the advisability of amending the Certificate to amend Paragraph A of Article FOURTH of the Certificate to be and read in its entirety as follows:

FOURTH:  A.  The total number of shares of stock which the Corporation shall have authority to issue is 410,000,000, consisting of 400,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of ______________, 2007.

By:
Name:
Title:

	000004		000000000.000000 ext		000000000.000000 ext
	MR A SAMPLE		000000000.000000 ext		000000000.000000 ext
	DESIGNATION (IF ANY)		000000000.000000 ext		000000000.000000 ext
	ADD 1		Electronic Voting Instructions
	ADD 2 ADD 3		You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
ADD 4 ADD 5 ADD 6
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., central time, on December 7, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		X

Special Meeting Proxy Card			Co123456789
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR the Proposal.

		For	Against	Abstain
Amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 400,000,000.		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.			Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	C 1234567890 J N T 2 1 B V 0 1 2 9 7 7 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

00P8CB

Cameron International Corporation
Special Meeting of Stockholders
9:00 a.m.
December 7, 2007

Cameron
1333 West Loop South, Suite 1700
Houston, Texas

Agenda
• Call to order
• Approval of amendment to the Company’s Amended and Restated Certificate of Incorporation

This is your proxy. Your vote is important. It is also important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card, or vote via the Internet or telephone.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cameron International Corporation
Proxy for Special Meeting of Stockholders

Solicited on Behalf of the Board of Directors — December 7, 2007

The undersigned stockholder(s) of Cameron International Corporation (“Cameron”) appoints each of Sheldon R. Erikson and William C. Lemmer proxy, with full power of substitution, to vote all shares of stock which the stockholder(s) would be entitled to vote if present at the Special Meeting of Stockholders of Cameron on Friday, December 7, 2007 at 9:00 a.m. at the Cameron corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, and at any adjournments thereof, with all powers the stockholder(s) would possess if present. The stockholder(s) hereby revokes any and all proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR  THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

This card also constitutes voting instructions for any shares held for the stockholder in the Cameron Retirement Savings Plan and Cameron sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement.

(Please sign and date on the reverse side)

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